SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2004

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: Web site: http://www.avistacorp.com	509-489-0500

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure

Montana Public School Trust Fund Lawsuit

On May 10, 2004, the Attorney General for the State of Montana filed a complaint on behalf of the state to join a lawsuit to allegedly protect and preserve state lands/school trust lands from use without compensation. In October 2003, this lawsuit was filed by Richard Dolan and Denise Hayman in the United States District Court for the District of Montana against all private owners of hydroelectric dams in Montana, including Avista Corporation (Avista Corp. or the Company). The lawsuit alleges that the hydroelectric facilities are located on state-owned riverbeds and the owners have never paid compensation to the state’s public school trust fund. The lawsuit requests lease payments dating back to the construction of the respective dams and also requests damages for trespassing and unjust enrichment. An Amended Complaint adding Great Falls Elementary School District No. 1 and Great Falls High School District 1A was filed on January 16, 2004. On February 2, 2004, the Company filed its motion to dismiss this lawsuit; PacifiCorp and PPL Montana, as the other named defendants also filed a motion to dismiss, or joined therein.

Port of Seattle Complaint

On May 12, 2004, the United States District Court for the Southern District of California granted motions to dismiss filed by Avista Corp., Avista Energy, Inc. and Avista Power, LLC (collectively the Avista defendants), as well as other defendants, with respect to a complaint filed by the Port of Seattle in May 2003. The complaint was originally filed by the Port of Seattle in the United States District Court for the Western District of Washington against numerous companies, including the Avista defendants, seeking compensatory and treble damages for alleged violations of the Sherman Act and the Racketeer Influenced and Corrupt Organization Act by transmitting, via wire communications, false information intended to increase the price of power, knowing that others would rely upon such information. The complaint alleged that the defendants and others knowingly devised and attempted to devise a scheme to defraud and to obtain money and property from electricity customers throughout the Western Electricity Coordinating Council (WECC), by means of false and fraudulent pretenses, representations and promises. The alleged purpose of the scheme was to artificially increase the price that the defendants received for their electricity and ancillary services, to receive payments for services they did not provide and to manipulate the price of electricity throughout the WECC. In August 2003, the Avista defendants filed a motion to dismiss this complaint. A transfer order was granted, which moved this case to the United States District Court for the Southern District of California to consolidate it with other pending actions. Arguments with respect to the motions to dismiss filed by the Avista defendants and other defendants were held on March 26, 2004. The Court dismissed the complaint because it determined that it was without jurisdiction to hear the plaintiff’s claims, based on the application of the exclusive jurisdiction of the Federal Energy Regulatory Commission, the filed-rate doctrine, and federal preemption of state law claims.

Increase in Quarterly Dividend

On May 13, 2004, Avista Corp.’s board of directors declared a quarterly dividend of $0.13 per share on the Company’s common stock, an increase of one-half cent from the previous quarterly dividend of $0.125 per share. The dividend is payable on June 15, 2004, to shareholders of record on May 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: May 14, 2004	/s/ Malyn K. Malquist

Malyn K. Malquist
Senior Vice President, Chief
Financial Officer and Treasurer